SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                               ------------------

                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 16, 1999



                               COMCAST CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


 Pennsylvania                        0-6983                         23-1709202
----------------                 ----------------                  -------------
(State or other                 (Commission file                  (IRS employer
jurisdiction of                      number)                      identification
incorporation)                                                          no.)



             1500 Market Street, Philadelphia, PA         19102-2148
            --------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)




        Registrant's telephone number, including area code (215) 665-1700
                                                           --------------

Item 2.   Acquisition or Disposition of Assets.

     On November 16, 1999, Comcast Corporation ("Comcast") entered into a definitive agreement to purchase Lenfest Communications, Inc. ("Lenfest") in exchange for approximately 116.0 million shares, subject to closing adjustments, of Comcast's Class A Special Common Stock, par value $1.00 per share (the "Lenfest Acquisition"). The Lenfest Acquisition is to be consummated pursuant to the terms of an Agreement and Plan of Merger between Comcast, Comcast LCI Holding, Inc., a wholly owned subsidiary of Comcast, Lenfest and the Lenfest stockholders as named therein. The Agreement and Plan of Merger is incorporated by reference hereto as Exhibit 10.1.

     The unaudited pro forma condensed consolidated financial statements of Comcast Corporation are included in this Report under Item 7 and are listed in the index to unaudited pro forma financial information.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

The unaudited pro forma condensed consolidated financial statements of Comcast Corporation are included in this Report and are listed in the index to unaudited pro forma financial information.

EXHIBIT NO.

10.1 Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 16, 1999, by and among Comcast Corporation ("Comcast"), Comcast LCI Holdings, Inc., a wholly owned subsidiary of Comcast, Lenfest Communications, Inc. ("Lenfest") and Lenfest's stockholders as named therein (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on December 13, 1999).

23.1      Consent of Pressman Ciocca Smith LLP.

99.1 The audited consolidated financial statements of Lenfest as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 (incorporated by reference to Lenfest's Annual Report on Form 10-K filed on March 31, 1999).

99.2 The unaudited condensed consolidated financial statements of Lenfest for the nine months ended September 30, 1999 (incorporated by reference to Lenfest's Quarterly Report on Form 10-Q filed on November 5, 1999).

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 17, 1999                    COMCAST CORPORATION

                                             By: /s/ Joseph J. Euteneuer
                                                 -----------------------
                                                 Joseph J. Euteneuer
                                                 Vice President and
                                                 Corporate Controller

                                  EXHIBIT INDEX
                                  -------------


23.1      Consent of Pressman Ciocca Smith LLP.

99.1 The audited consolidated financial statements of Lenfest as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 (incorporated by reference to Lenfest's Annual Report on Form 10-K filed on March 31, 1999).

99.2 The unaudited condensed consolidated financial statements of Lenfest for the nine months ended September 30, 1999 (incorporated by reference to Lenfest's Quarterly Report on Form 10-Q filed on November 5, 1999).

                               COMCAST CORPORATION
               INDEX TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


     Unaudited Pro Forma Financial Information                        F - 1

     Unaudited Pro Forma Condensed Consolidated
     Balance Sheet as of September 30, 1999                           F - 2

     Unaudited Pro Forma Condensed Consolidated Statement
     of Operations for the Nine Months Ended September 30, 1999       F - 3

     Unaudited Pro Forma Condensed Consolidated Statement
     of Operations for the Year Ended December 31, 1998               F - 4

     Notes to Unaudited Pro Forma Condensed Consolidated
     Financial Statements                                             F - 5

                               UNAUDITED PRO FORMA
                              FINANCIAL INFORMATION

On November 16, 1999, Comcast Corporation ("Comcast") entered into a definitive agreement to purchase Lenfest Communications, Inc. ("Lenfest") in exchange for approximately 116.0 million shares, subject to closing adjustments, of Comcast's Class A Special Common Stock, par value $1.00 per share (the "Class A Special Common Stock"), valued at $5.339 billion, based on the average closing price of the Class A Special Common Stock for the period from November 9, 1999 to November 22, 1999 (the "Lenfest Acquisition").

The unaudited pro forma information set forth below for Comcast gives effect to the Lenfest Acquisition as if it had been completed on January 1, 1998 for purposes of the condensed consolidated statement of operations for the nine months ended September 30, 1999 and for the year ended December 31, 1998. For purposes of the condensed consolidated balance sheet, the Lenfest Acquisition was assumed to have occurred on September 30, 1999. This information is based on the historical consolidated balance sheets and related historical consolidated statements of operations of Comcast and Lenfest giving effect to the Lenfest Acquisition using the purchase method of accounting for business combinations.

This pro forma financial information should be read in conjunction with the historical consolidated financial statements of Comcast and Lenfest and the respective notes thereto that have been incorporated herein by reference.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined company. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes. Upon the closing of the Lenfest Acquisition, Lenfest may incur certain integration related expenses not reflected in the pro forma financial statements as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized by Comcast as a liability assumed as of the merger date resulting in additional goodwill in accordance with Emerging Issues Task Force No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. The assessment of integration related expenses is ongoing.

The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Lenfest Acquisition been consummated on the dates, or at the beginning of the periods, for which such transaction has been given effect.

For purposes of preparing Comcast's consolidated financial statements, Comcast will establish a new basis for Lenfest's assets and liabilities based upon fair values thereof and the Comcast purchase price, including the costs of the Lenfest Acquisition. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma condensed consolidated financial information are preliminary and have been made solely for purposes of developing such pro forma condensed consolidated financial information. Comcast will obtain an independent appraisal of the fair value of certain of Lenfest's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that appraisal. Assuming completion of the Lenfest
Acquisition, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in values not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the Lenfest Acquisition takes place.

Comcast Corporation
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
As of September 30, 1999
(Dollars in millions)

                                                                   Historical  Historical      Pro Forma                   Comcast
                                                                    Comcast      Lenfest      Adjustments                 Pro Forma
                                                                    -------      -------      -----------                 ---------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                       $881.9       $77.8        $4.1  (4),(5),(6)                 $963.8
Investments                                                    5,354.1       110.9       (31.2) (4)                        5,433.8
Accounts receivable, less allowance for doubtful accounts        541.6        26.5        (6.2) (4),(6),(9),(11)             561.9
Inventories, net                                                 468.4                                                       468.4
Other current assets                                              95.3         5.5         1.0  (4),(6)                      101.8
                                                            ----------------------------------                           ---------
     Total current assets                                      7,341.3       220.7       (32.3)                            7,529.7
                                                            ----------------------------------                           ---------

INVESTMENTS                                                    2,683.2       (32.8)      165.6  (4),(6)                    2,816.0
                                                            ----------------------------------                           ---------

PROPERTY AND EQUIPMENT                                         4,832.3     1,030.3       398.8  (1),(4),(6)                6,261.4
Accumulated depreciation                                      (1,622.5)     (503.3)      503.3  (1),(4)                   (1,622.5)
                                                            ----------------------------------                           ---------
Property and equipment, net                                    3,209.8       527.0       902.1                             4,638.9
                                                            ----------------------------------                           ---------

DEFERRED CHARGES AND OTHER                                    11,496.6       933.9     6,942.8  (2),(4),(5),(6),(8),(16)  19,373.3
Accumulated amortization                                      (2,466.0)     (310.9)      310.9  (2), (4)                  (2,466.0)
                                                            ----------------------------------                           ---------
Deferred charges and other, net                                9,030.6       623.0     7,253.7                            16,907.3
                                                            ----------------------------------                           ---------
                                                             $22,264.9    $1,337.9    $8,289.1                           $31,891.9
                                                            ==================================                           =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and accrued expenses                         $2,197.3       $97.2       $74.1  (4),(6),(9),(11),(16)     $2,368.6
Accrued interest                                                 140.9        38.3         0.7  (6)                          179.9
Deferred income taxes                                          1,575.3                                                     1,575.3
Current portion of long-term debt                                178.4                                                       178.4
                                                            ----------------------------------                           ---------
     Total current liabilities                                 4,091.9       135.5        74.8                             4,302.2
                                                            ----------------------------------                           ---------

LONG-TERM DEBT, less current portion                           6,778.0     1,436.4       361.4  (3),(6)                    8,575.8
                                                            ----------------------------------                           ---------

DEFERRED INCOME TAXES                                          2,883.7         7.1     2,234.1  (8)                        5,124.9
                                                            ----------------------------------                           ---------

MINORITY INTEREST AND OTHER                                      875.4                    31.6  (6)                          907.0
                                                            ----------------------------------                           ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY)
Series B convertible preferred stock                             562.3                                                       562.3
Class A special common stock                                     715.1                   116.0  (5)                          831.1
Class A common stock                                              27.2                                                        27.2
Class B common stock                                               9.4                                                         9.4
Additional capital                                             3,448.2        50.7     5,172.2  (5),(7)                    8,671.1
Accumulated deficit                                             (371.9)     (312.8)      312.8  (4),(7)                     (371.9)
Accumulated other comprehensive income                         3,245.6        21.0       (13.8) (4),(6),(7)                3,252.8
                                                            ----------------------------------                           ---------
     Total stockholders' equity (deficiency)                   7,635.9      (241.1)    5,587.2                            12,982.0
                                                            ----------------------------------                           ---------
                                                             $22,264.9    $1,337.9    $8,289.1                           $31,891.9
                                                            ==================================                           =========

See notes to unaudited pro forma condensed consolidated financial statements.

Comcast Corporation
Pro Forma Condensed Consolidated Statement of Operations (Unaudited) Nine Months Ended September 30, 1999
(Amounts in millions, except per share data)

                                                                  Historical   Historical       Pro Forma                  Comcast
                                                                    Comcast     Lenfest        Adjustments                Pro Forma
REVENUES
   Service income                                                  $2,418.4      $404.5     $60.1  (4),(6),(9),(10),(11)  $2,883.0
   Net sales from electronic retailing                              1,959.2                                                1,959.2
                                                                 --------------------------------                        ---------
                                                                    4,377.6       404.5      60.1                          4,842.2
                                                                 --------------------------------                        ---------
COSTS AND EXPENSES
   Operating                                                        1,201.6       145.9       4.6  (4),(6),(9),(10),(11)   1,352.1
   Cost of goods sold from electronic retailing                     1,181.1                                                1,181.1
   Selling, general and administrative                                648.6        89.6       4.5  (4),(6)                   742.7
   Depreciation                                                       402.7        73.0      73.5  (4),(6),(12)              549.2
   Amortization                                                       456.2        38.0     404.6  (4),(6),(12)              898.8
                                                                 --------------------------------                        ---------
                                                                    3,890.2       346.5     487.2                          4,723.9
                                                                 --------------------------------                        ---------
OPERATING INCOME                                                      487.4        58.0    (427.1)                           118.3
OTHER (INCOME) EXPENSE
   Interest expense                                                   392.8        93.1       7.5  (6),(13)                  493.4
   Investment income                                                 (229.1)       (0.8)     (0.4) (6)                      (230.3)
   Equity in net income of affiliates                                  (0.9)       (5.4)     10.7  (4),(6)                     4.4
   Other (income) expense                                          (1,433.6)        0.9       0.2  (4)                    (1,432.5)
                                                                 --------------------------------                        ---------
                                                                   (1,270.8)       87.8      18.0                         (1,165.0)
                                                                 --------------------------------                        ---------
INCOME (LOSS) BEFORE INCOME TAX EXPENSE,
   MINORITY INTEREST, DISCONTINUED OPERATIONS
   AND EXTRAORDINARY ITEMS                                          1,758.2       (29.8)   (445.1)                         1,283.3

INCOME TAX EXPENSE                                                    827.9                (159.0) (14)                      668.9
                                                                 --------------------------------                        ---------

INCOME (LOSS) BEFORE MINORITY INTEREST,
   DISCONTINUED OPERATIONS AND EXTRAORDINARY
   ITEMS                                                              930.3       (29.8)   (286.1)                           614.4

MINORITY INTEREST INCOME                                              (18.2)                                                 (18.2)
                                                                 --------------------------------                        ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS                              948.5       (29.8)   (286.1)                           632.6

PREFERRED DIVIDENDS                                                   (22.4)                                                 (22.4)
                                                                 --------------------------------                        ---------

INCOME (LOSS) FROM CONTINUING OPERATIONS
   FOR COMMON STOCKHOLDERS                                           $926.1      ($29.8)  ($286.1)                          $610.2
                                                                 ================================                        =========

Basic earnings for common stockholders per common share
   from continuing operations                                         $1.24                                                  $0.71
                                                                 ==========                                              =========
Basic weighted average number of common shares
   outstanding during the period                                      747.0                 116.0  (15)                      863.0
                                                                 ==========              ========                        =========
Diluted earnings for common stockholders per common share
   from continuing operations                                         $1.16                                                  $0.68
                                                                 ==========                                              =========
Diluted weighted average number of common shares
   outstanding during the period                                      815.4                 116.0  (15)                      931.4
                                                                 ==========              ========                        =========

See notes to unaudited pro forma condensed consolidated financial statements.

Comcast Corporation
Pro Forma Condensed Consolidated Statement of Operations (Unaudited) Year Ended December 31, 1998
(Amounts in millions, except per share data)

                                                                  Historical  Historical       Pro Forma                   Comcast
                                                                   Comcast      Lenfest       Adjustments                 Pro Forma
REVENUES
   Service income                                                  $2,742.6      $470.4     $78.3  (4),(6),(9),(10),(11)  $3,291.3
   Net sales from electronic retailing                              2,402.7                                                2,402.7
                                                                 --------------------------------                        ---------
                                                                    5,145.3       470.4      78.3                          5,694.0
                                                                 --------------------------------                        ---------
COSTS AND EXPENSES
   Operating                                                        1,410.3       169.9       9.1  (4),6),(9),(10),(11)    1,589.3
   Cost of goods sold from electronic retailing                     1,462.0                                                1,462.0
   Selling, general and administrative                                776.3       105.0       2.8  (4),(6)                   884.1
   Depreciation                                                       463.9        89.3      55.2  (4),(6),(12)              608.4
   Amortization                                                       475.7        48.6     541.8  (4),(6),(12)            1,066.1
                                                                 --------------------------------                        ---------
                                                                    4,588.2       412.8     608.9                          5,609.9
                                                                 --------------------------------                        ---------
OPERATING INCOME                                                      557.1        57.6    (530.6)                            84.1
OTHER (INCOME) EXPENSE
   Interest expense                                                   466.7       120.1      13.0  (6),(13)                  599.8
   Investment income                                               (1,828.0)      (17.2)     (0.5) (6)                    (1,845.7)
   Equity in net losses of affiliates                                 515.9         3.8      (1.2) (4),(6)                   518.5
   Gain from equity offering of affiliate                            (157.8)                                                (157.8)
   Other expense                                                        2.9         0.3                                        3.2
                                                                 --------------------------------                        ---------
                                                                   (1,000.3)      107.0      11.3                           (882.0)
                                                                 --------------------------------                        ---------
INCOME (LOSS) BEFORE INCOME TAX EXPENSE
   (BENEFIT), MINORITY INTEREST, DISCONTINUED
   OPERATIONS AND EXTRAORDINARY ITEMS                               1,557.4       (49.4)   (541.9)                           966.1

INCOME TAX EXPENSE (BENEFIT)                                          594.0        (3.1)   (187.1) (14)                      403.8
                                                                 --------------------------------                        ---------
INCOME (LOSS) BEFORE MINORITY INTEREST,
   DISCONTINUED OPERATIONS AND
   EXTRAORDINARY ITEMS                                                963.4       (46.3)   (354.8)                           562.3

MINORITY INTEREST INCOME                                              (44.3)                                                 (44.3)
                                                                 --------------------------------                        ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS                            1,007.7       (46.3)   (354.8)                           606.6

PREFERRED DIVIDENDS                                                   (29.1)                                                 (29.1)
                                                                 --------------------------------                        ---------

INCOME (LOSS) FROM CONTINUING OPERATIONS
   FOR COMMON STOCKHOLDERS                                           $978.6      ($46.3)  ($354.8)                          $577.5
                                                                 ================================                        =========

Basic earnings for common stockholders per common share
   from continuing operations                                         $1.34                                                  $0.68
                                                                 ==========                                              =========
Basic weighted average number of common shares
   outstanding during the period                                      733.0                 116.0  (15)                      849.0
                                                                 ==========              ========                        =========

Diluted earnings for common stockholders per common share
   from continuing operations                                         $1.25                                                  $0.66
                                                                 ==========                                              =========
Diluted weighted average number of common shares
   outstanding during the period                                      806.0                 116.0  (15)                      922.0
                                                                 ==========              ========                        =========

See notes to unaudited pro forma condensed consolidated financial statements.

PRO FORMA ADJUSTMENTS

The following adjustments and elimination entries have been made to the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations to reflect the Lenfest
Acquisition:

1. Represents the estimated fair value of the property and equipment acquired in excess of the historical book value of such property and equipment. The estimated fair value of the acquired property and equipment is subject to adjustment upon receipt by Comcast of an independent appraisal of Lenfest.

2. Represents the allocation of the excess of the total consideration over the net assets acquired to deferred charges, principally to franchise acquisition costs. The purchase price allocation is subject to adjustment upon receipt by Comcast of an independent appraisal of Lenfest.

3. Represents the estimated fair value of the long-term debt acquired in excess of the historical book value of such long-term debt. The purchase price allocation is subject to adjustment upon receipt by Comcast of an independent appraisal of Lenfest.

4. Represents the elimination of certain assets and liabilities and the results of operations that were not acquired or assumed by the Company pursuant to the terms of the Merger Agreement (primarily certain of Lenfest's non-cable television operations).

5. Represents the par value of the 116.0 million shares of Class A Special Common Stock issued by Comcast and the related additional capital valued at $5.339 billion, based on the average closing price of the Class A Special Common Stock for the period from November 9, 1999 to November 22, 1999, and certain other costs of the acquisition totaling $2.0 million.

6. Represents the consolidation of Garden State Cablevision L.P., an investee previously accounted for under the equity method, owned 50% by Comcast and 50% by Lenfest.

7.    Represents the elimination of Lenfest's historical equity.

8. Represents goodwill and deferred income taxes resulting from differences in the book and tax bases of the assets of Lenfest arising from the Lenfest Acquisition.

9. Represents the elimination of commissions paid to Lenfest by QVC, Inc., a consolidated subsidiary of Comcast.

10. Represents the elimination of cable programming expenses charged to Lenfest by E! Entertainment Television, Inc., a consolidated subsidiary of Comcast.

11. Represents the elimination of cable programming expenses charged to Lenfest by Comcast SportsNet, a consolidated subsidiary of Comcast.

12. Represents depreciation and amortization expense related to the fair value of the assets acquired in excess of their historical book values and amortization of deferred charges and goodwill arising from the Lenfest Acquisition. Depreciation expense is based on a weighted average life for property and equipment of 10 years. Amortization expense is based on a weighted average life for deferred charges of 12 years and goodwill of 20 years.

13. Represents a reduction in interest expense resulting from the increased fair value of the debt acquired in excess of its historical book value. The reduction in interest expense is based on a weighted average maturity date of Lenfest's long-term debt of approximately 7 years.

14.   Represents the tax effects of the pro forma adjustments.

15. Represents the shares of Comcast's Class A Special Common stock issued in the Lenfest Acquisition.

16. Represents bonus plan payments due under the Agreement and Plan of Merger, entered into by Comcast, Comcast LCI Holdings, Inc., a wholly owned subsidiary of Comcast, Lenfest and Lenfest's stockholders as named therein, estimated at approximately $60.0 million. Payments under the bonus plan are contingent upon the closing of the Lenfest Acquisition. For the purpose of the pro forma financial statements, the bonus plan payments have been recognized as a liability assumed as part of the Lenfest Acquisition which results in additional deferred charges at the date of acquisition.